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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 2-83692, No. 33-16680, No. 33-51892, No. 33-51894,
No. 33-63832, No. No. 33-55341, No. 33-60499, No. 333-12531, No. 333-39087, and
No. 333-39089) and Form S-3 (No. 333-69474) of McDermott International, Inc. of our report dated February 22, 2002, except as to Note 22 which is as of March 18, 2002 relating to the consolidated financial statements of McDermott International, Inc., which appear in the Company's Form 10-K, our report dated February 22, 2002, except as to Note 4 which is as of April 5, 2002 relating to the financial statement schedules of McDermott International, Inc., which appears in this Form 10-K/A, and our report dated February 22, 2002, except as to Note 16, which is as of March 18, 2002, of The Babcock and Wilcox Company (Debtor in Possession) which appears as an exhibit in the Company's Form 10-K.



PricewaterhouseCoopers LLP
New Orleans, Louisiana
April 29, 2002